Exhibit 99.1

CONTACTS:	NEWS RELEASE

Media Contact:	Investor Contact:
Brett Kerr	W. Bryan Kimzey
Vice President, External Affairs	Senior Vice President, Finance & Treasurer
713-830-8809	713-830-8775
brett.kerr@calpine.com	bryan.kimzey@calpine.com

Calpine Corporation Announces Closing of Senior Secured Notes Offering

(HOUSTON, Texas) – December 20, 2019 – Calpine Corporation today announced the closing of $1,250,000,000 in aggregate principal amount of its 4.500% Senior Secured Notes due 2028 in a private placement.
The net proceeds from the notes offering, together with cash on hand, were used to (i) purchase pursuant to tender offers for some or all of the Company’s 6.000% Senior Secured Notes due 2022 (the “2022 Notes”) and the Company’s 5.875% Senior Secured Notes due 2024 (the “2024 Notes”), (ii) redeem any of the 2022 Notes and the 2024 Notes not tendered in connection with the Tender Offers and (iii) pay premiums, fees and expenses relating to the purchase and redemption of the 2022 Notes and the 2024 Notes. Any net proceeds from the offering of secured notes not used for the purposes described above will be used for general corporate purposes.
The notes will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the U.S. without registration under the Securities Act or pursuant to an applicable exemption from such registration.
This announcement does not constitute an offer to sell, or a solicitation of an offer to buy, any security and nor shall there be any offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.
About Calpine
Calpine Corporation is America’s largest generator of electricity from natural gas and geothermal resources with operations in competitive power markets. Our fleet of 78 power plants in operation or under construction represents nearly 26,000 megawatts of generation capacity. Through wholesale power operations and our retail businesses Calpine Energy Solutions and Champion Energy, we serve customers in 23 states, Canada and Mexico. Our clean, efficient, modern and flexible fleet uses advanced technologies to generate power in a low-carbon and environmentally responsible manner. We are uniquely positioned to benefit from the secular trends affecting our industry, including the abundant and affordable supply of clean natural gas, environmental regulation, aging power generation infrastructure and the increasing need for dispatchable power plants to successfully integrate intermittent renewables into the grid.

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December 20, 2019
Calpine Corporation Announces Closing of Senior Secured Notes Offering

Forward-Looking Information
In addition to historical information, this release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We use words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will,” “should,” “estimate,” “potential,” “project” and similar expressions to identify forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. We believe that the forward-looking statements are based upon reasonable assumptions and expectations. However, you are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Please see the risks identified in this release or in Calpine’s reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2018. These filings are available by visiting the Securities and Exchange Commission’s website at www.sec.gov or Calpine’s website at www.calpine.com. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond our ability to control or predict. Our forward-looking statements speak only as of the date of this release. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and, other than as required by law, Calpine undertakes no obligation to update or revise any such statements, whether as a result of new information, future events, or otherwise.

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